UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

ENIGMA-BULWARK, LIMITED.

(Exact name of Company as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3415 South Sepulveda Boulevard, Suite 1100 Los Angeles, CA 90034 (Address of principal executive offices) (888) 287-9994 (Registrant’s Telephone Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Enigma” mean Enigma-Bulwark, Ltd., a Nevada corporation, and its wholly owned subsidiaries, Enigma-Bulwark Risk Management, Inc., Ecologic Car Rentals, Inc., and Ecologic Products, Inc., unless otherwise indicated.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

Effective April 6, 2021, Mr. E. William Withrow Jr. resigned as Executive Chairman of the board of directors.  His resignation did not involve any disagreement with the Company. Mr. Clive Oosthuizen, a member of the board of directors, and the President of the Company’s subsidiary, Enigma-Bulwark Risk Management, Inc., will succeed him.

Effective April 6, 2021, Mr. Kyle W. Withrow resigned as the Company President and Chief Executive Officer, and as a member of the Company’s board of directors.  His resignation did not involve any disagreement with the Company. Mr. Oosthuizen will succeed him as President and Chief Executive Officer until the next annual meeting of the shareholders and/or until he, or his successor, is duly appointed.  The vacant board member seat resulting from Mr. Withrow’s resignation will remain open until a new member is elected at the next annual meeting of the shareholders, or is duly appointed by the board of directors.

Mr. Clive Oosthuizen

Mr. Oosthuizen is a former Special Forces and Intelligence and Training Officer, having served 20 years in the South African National Defense Force.  He founded and operated a private security firm headquartered in Cape Town, South Africa. Mr. Oosthuizen holds a Master’s degree in Business Administration from the Management College of Southern Africa.

Family Relationships

There are no family relationships between Mr. Oosthuizen and any of the Company's directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENIGMA-BULWARK, LTD.

Date: April 12, 2021	/s/ Calli Bucci
By: Calli Bucci
Its: Chief Financial Officer